                                                                HECO Exhibit 4.7


                         MAUI ELECTRIC COMPANY, LIMITED


                       Officers' Certificate Pursuant to
                     Sections 102 and 301 of the Indenture


         Each of the undersigned hereby certifies, pursuant to the Indenture dated as of December 1, 1993 (the "Indenture") between MAUI ELECTRIC COMPANY, LIMITED, a Hawaii corporation (the "Company"), and The Bank of New York, a New York banking corporation, as Trustee (the "Trustee", which term includes any successor trustee under the Indenture), that:

        A. There has been established pursuant to resolutions duly adopted by the Board of Directors of the Company on June 17, 1993 and December 15, 1993 (copies of such resolutions, certified by the Secretary of the Company pursuant to the "Secretary's Certificate," are being separately delivered on the date hereof at the closing to which this Certificate relates), a series of Securities (as that term is defined in the Indenture) to be issued under the Indenture, which Securities shall have the following terms (capitalized terms defined in the Indenture but not herein shall have the meanings given to such terms in the Indenture):

        1. The title of the Securities of the series is $10,000,000 Notes, 5.15% Series Due 1996 (the "Notes");

        2. The limit upon the aggregate principal amount of the Notes which may be authenticated and delivered under the Indenture (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities pursuant to Section 304, 305, 306, 406 or 1206 of the Indenture and except for any Notes which, pursuant to Section 303 of the Indenture, are deemed never to have been authenticated and delivered hereunder) is $10,000,000;

        3. The interest payable under the Notes shall, as provided in the Indenture, be paid to the Person in whose name a Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the fifteenth day (whether or not a Business Day) next preceding such Interest Payment Date. Notwithstanding the foregoing, (a) if the Original Issue Date (as defined below) of a Note is after a Regular Record Date and before the corresponding Interest Payment Date, interest so payable for the period from and including the Original Issue Date to but excluding the second Interest Payment Date following the Original Issue Date shall be paid on such second Interest Payment Date to the Holder of the Note on the Regular Record Date immediately preceding such second Interest Payment Date following the Original Issue Date; and (b) interest payable at Maturity shall be paid to the Person to whom principal shall be paid. Except as otherwise provided in the Indenture, any such interest which is payable but is not punctually paid or duly provided for on any Interest Payment Date shall forthwith cease to be payable to the Holder on the related Regular Record Date and shall be paid to the Person in whose name the Note is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee in accordance with the Indenture;

         4. The date on which the principal of each Note is payable shall be December 1, 1996, or, if such date is not a Business Day, the next succeeding Business Day;

         5. Each Note shall bear interest at a fixed rate of 5.15% per annum. Interest so payable shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Each Note shall be dated as of the date of its authentication (the "Original Issue Date") and, unless otherwise provided, shall bear interest from the Original Issue Date or from the most recent Interest Payment Date to which interest has been paid or duly provided for. Interest shall be paid semiannually in arrears on and in each year on each June 1 and December 1 and at Stated Maturity (each an "Interest Payment Date"), commencing (except as provided in paragraph 3 above) with the Interest Payment Date next succeeding the Original Issue Date, until the principal of such Note is paid or duly provided for and at the rate per annum equal to the above rate plus 1% per annum on any overdue principal and (to the extent legally enforceable) on any overdue installment of interest.

         If, with respect to any Note, any Interest Payment Date or Stated Maturity is not a Business Day (as defined below), payment of amounts due on such Note on such date may be made on the next succeeding Business Day, as if such payment were made on the Interest Payment Date or Stated Maturity and if such payment is made or duly provided for on such Business Day, then no interest shall accrue on such amounts for the period from and after such Interest Payment Date or Stated Maturity, as the case may be, to such Business Day.

         "Business Day", when used with respect to a Place of Payment or any other particular location specified in a Note or the Indenture, means any day, other than a Saturday or Sunday, which is not a day on which banking institutions or trust companies in such Place of Payment or other location are generally authorized or required by law, regulation or executive order to remain closed;

         6. Payment of principal of a Note at Maturity shall be paid by wire transfer in immediately available funds (except that payment on Notes issued in certificated form shall be paid by check) upon presentation of the Note at the offices of The Bank of New York in New York, New York or at such other office or agency as may be designated for such purpose by the Company from time to time. Payment of interest, if any, on a Note shall be made by wire transfer in immediately available funds (except that payment on Notes in certificated form shall be paid by check) to the Person entitled thereto as indicated in the Security Register. As provided in the Indenture and subject to the limitations specified therein, upon surrender of a Note for registration of transfer or for exchange at the offices of The Bank of New York, in New York, New York or such other office or agency as may be designated by the Company from time to time, and in the case of a transfer duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar or any transfer agent duly executed by, the Holder of the Note or his attorney duly authorized in writing, one or more new Notes of authorized denominations and of like tenor and aggregate principal amount will be issued to the designated transferee or transferees or to the Holder in the case of an exchange. Any notice or demand to or upon the Company in respect of the Notes and the Indenture shall be sufficient (unless otherwise expressly provided in the Indenture) if in writing and mailed, first-class postage prepaid, to the Company addressed to the attention of its Treasurer, at 210 Kamehameha Avenue, Kahului, Maui, Hawaii, or at any other address previously furnished in writing to the Trustee by the Company;

         7.  The Notes are not redeemable by the Company prior to Maturity;

         8. There is no obligation of the Company to redeem or purchase the Notes pursuant to any sinking fund or analogous provisions, or at the option of a Holder thereof;

         9. The denominations in which the Notes shall be issuable are $1,000 or any amount in excess thereof which is an integral multiple of $1,000;

         10. The principal of and interest on the Notes shall not be payable in coin or currency other than that in which the Notes are stated to be payable;

         11. The principal and interest on the Notes shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts;

         12. The amount of payments of principal of or interest on the Notes shall not be determined by reference to an index;

         13. The entire principal amount of a Note shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 802 of the Indenture;

         14. There are no Events of Default, with respect to the Notes, in addition to those specified in Section 801 of the Indenture or any covenants of the Company for the benefit of the Holders of the Notes in addition to those set forth in the Indenture;

         15. There are no terms pursuant to which the Notes may be converted into or exchanged for shares of capital stock or other securities of the Company or any other Person;

         16. There are no obligations or instruments which shall be considered to be Eligible Obligations in respect of the Notes denominated in a currency other than United States Dollars or in a composite currency, or any additional or alternative provisions for the reinstatement of the Company's indebtedness in respect of the Notes after satisfaction and discharge thereof as provided in
Section 701 of the Indenture;

          17. There is no service charge for any registration of transfer or exchange of any Note, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of a Note, other than exchanges pursuant to Section 304, 306 or 1206 of the Indenture not involving any transfer;

          18. There are no exceptions to Section 113 of the Indenture or any variation in the definition of Business Day with respect to the Notes; and

          19. There are no other terms of the Notes other than those set forth in the Notes, in the Indenture and in this Certificate.

         B. Each of the undersigned has read the Indenture, including the provisions of Sections 102 and 301 and the definitions relating thereto. The statements and opinions stated in this Certificate are based on each of the undersigned's review of the Indenture and of the resolutions adopted by the Board of Directors of the Company referred to above. In the opinion of each of the undersigned, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not all conditions precedent provided in the Indenture relating to the establishment of the title and terms of a series of Securities under the Indenture, designated as the Notes in this Certificate, and to the authentication and delivery by the Trustee of such Notes, have been complied with. In the opinion of the undersigned, all such conditions precedent have been complied with.

         IN WITNESS WHEREOF, the undersigned have hereunto executed this Officers' Certificate as of the 22nd day of December, 1993.



 /s/ Paul Oyer
- ------------------------------
Paul A. Oyer
Financial Vice President and
Treasurer



 /s/ Marvin A. Hawthorne
- ------------------------------
Marvin A. Hawthorne
Assistant Treasurer